Exhibit 2.3
SUBSCRIPTION AND STOCK PURCHASE AGREEMENT
THIS SUBSCRIPTION AND STOCK PURCHASE AGREEMENT (this “Agreement”), is made this [●] day of [●], 2020 by and between MYOS Corp., a Delaware corporation with a principal place of business at 45 Horsehill Road, Suite 106, Cedar Knolls, NJ 07927 (the “Corporation”), and MYOS RENS Technology, Inc., a Nevada corporation with a principal place of business at 45 Horsehill Road, Suite 106, Cedar Knolls, NJ 07927 (the “Purchaser”). The Corporation and Purchaser are each also referred to herein as a “Party” and together as the “Parties.”
WHEREAS, the Corporation has authorized capital stock consisting of fifty million (50,000,000) shares, of which forty million (40,000,000) shall be designated Common Stock, $0.00001 par value (the “Common Stock”), and ten million (10,000,000) shall be designated Preferred Stock, $0.00001 par value (the “Preferred Stock”), none of which are issued and outstanding as of the date of this Agreement; and
WHEREAS, the Parties have entered into that certain Assignment and Assumption Agreement of even date herewith, by which the Purchaser has agreed to assign all of its right, title and interest in and to all of its assets to the Corporation (the “Assigned Assets”), and the Corporation has agreed to accept such assignment and assume all of Purchaser’s liabilities (“Assumed Liabilities”); and
WHEREAS, in exchange for Purchaser’s assignment of the Assigned Assets and the Corporation’s assumption of the Assumed Liabilities as set forth in the Assignment and Assumption Agreement, the Company has agreed to sell and issue 100 shares of Common Stock to the Purchaser pursuant to the terms and conditions of this Agreement (the “Shares”).
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and agreement hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:
1. Subscription & Issuance of Shares. The Purchaser hereby acquires from the Corporation, and the Corporation hereby sells and issues to the Purchaser, the Shares for and in consideration of the Parties’ simultaneous execution and performance of the Assignment and Assumption Agreement and all the rights, benefits, obligations, and covenants thereunder.
2. Representations and Warranties.
a. The Purchaser represents, warrants and covenants to the Corporation as follows:
i. This Agreement has been duly executed and delivered by the Purchaser and constitutes the Purchaser’s valid and binding obligation, enforceable against the Purchaser in accordance with the terms and provisions contained herein.

ii. The Purchaser is duly incorporated and validly existing in good standing under the laws of the State of Nevada.
iii. The acquisition of the Shares contemplated in this Agreement has been duly authorized by the necessary corporate action and the Purchaser has the full right, power and authority to enter into this Agreement without the necessity of obtaining the consent or permission of any third party and without violating any agreement with any third party.
iv. The Purchaser understands that the sale of the Shares has not been registered under the Securities Act of 1933, as amended (the “Act”), nor under any applicable securities laws of Delaware or any other state, in reliance upon an applicable exemptions from registration. Purchaser understands and agrees that the Shares may not be transferred, and must be held indefinitely, unless the sale of the Shares is subsequently registered under the Act or an exemption from federal registration is available for such transfer under the Act and under applicable state securities laws on an exemption from registration under those laws. Purchaser understands that the Corporation does not contemplate effecting any such registration or taking any steps to make applicable the provisions of Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Act. The Purchaser understands that the Corporation is under no obligation to register any of the Shares on the Purchaser’s behalf or to assist the Purchaser in complying with any exemption from registration. The Purchaser acknowledges that the Corporation has made no representations concerning the applicability to the Shares of any exemption from registration under the Act or state securities laws pertaining to any subsequent transfer of the Shares.
b. The Corporation represents, warrants and covenants to the Purchaser, as follows:
i. This Agreement has been duly executed and delivered by the Corporation and constitutes the Corporation’s valid and binding obligation, enforceable against the Corporation in accordance with the terms and provisions contained herein.
ii. The Corporation is duly incorporated and validly existing in good standing under the laws of the State of Delaware.
iii. The Shares have been duly and validly issued and upon issuance will be fully paid and nonassessable. Upon consummation of the transactions herein, the Purchaser will be the sole legal and beneficial owner of the Shares and will have good and marketable title thereto, free and clear of any liens, claims and encumbrances whatsoever. The issuance and transfer of the Shares contemplated in this Agreement has been duly authorized by the necessary corporate action and the Corporation has the full right, power and authority to issue, assign and transfer all of the Shares hereunder without the necessity of obtaining the consent or permission of any third party and without violating any agreement with any third party. There are no outstanding purchase rights, subscription rights, conversion rights, exchange rights, options, warrants, preemptive rights, rights of first refusal, rights of first offer, or other rights or other arrangements or commitments outstanding with respect to the Shares. None of the Shares are subject to any voting trusts, proxies, or other similar agreements or understandings.

iv. The execution, delivery and performance of this Agreement by the Corporation will not violate any provision of law, or any other corporation provision, any rule or regulation of any governmental authority, or any judgment, decree or order of any court that is binding upon the Corporation, and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any provision of the Certificate of Incorporation, By-laws, or other corporation documents of the Corporation, or any other agreement, in each case to which the Corporation is a party or result in the creation of any lien, security interest, charge or encumbrance upon, any of the Corporation’s properties, assets or shares of the capital stock of the Corporation.
v. The Shares are not being issued and shall not be deemed or construed as compensation to the Purchaser for any services.
3. Miscellaneous.
a. Parties Bound; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties. Neither Party may assign or transfer this Agreement and its rights hereunder without the prior consent of the other Party.
b. Invalidity; Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either Party to enforce against the other any term or provision of this Agreement shall not be deemed a waiver of such Party’s right to enforce against the other party the same or any other such term or provision.
c. Entire Agreement. This Agreement contains the entire and complete agreement between the Parties and supersedes all prior agreements, negotiations and understandings relating to the Shares. Any amendment to this Agreement must be in writing and signed by both Parties.
d. Governing Laws. This Agreement shall be governed by and constructed in accordance with the laws of the State of Delaware, without regard to conflicts of laws.
e. Notices. Any notification, waiver or other communication under this Agreement shall be given in writing, and mailed by overnight carrier or delivered by hand to the Parties’ respective addresses set forth in the Preamble hereof.
f. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the Parties may execute and exchange by facsimile or PDF e-mail counterparts of the signature pages, which shall have the same force as originals.
[Remainder of the Page Blank]

IN WITNESS WHEREOF, the undersigned Parties, intending to be legally bound, have executed this Agreement under seal as of date first written above.

CORPORATION:

MYOS CORP.

By:
Name:
Title:

PURCHASER:

MYOS RENS TECHNOLOGY, INC.

By:
Name:
Title:

4